As filed with the Securities and Exchange Commission on September 9, 1996.

                                 File No. 33-________


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                           SUBURBAN LODGES OF AMERICA, INC.
                  --------------------------------------------------
                  (Exact Name of Issuer as Specified in its Charter)

             Georgia                                       58-1781184
 --------------------------------------------------------------------------
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization                      Identification Number)

                          120 Interstate North Parkway East
                                      Suite 120
                               Atlanta, Georgia  30339
                -----------------------------------------------------
                (Address and Zip Code of Principal Executive Offices)

         SUBURBAN LODGES OF AMERICA, INC. NON-EMPLOYEE DIRECTORS' STOCK
                               OPTION AND FEE PLAN
         --------------------------------------------------------------
                               (Full Title of the Plan)

                                Mr. David E. Krischer
                        President and Chief Executive Officer
                          120 Interstate North Parkway East
                                      Suite 120
                                Atlanta, Georgia 30339
                                    (770) 951-9511
             (Name, Address and Telephone Number, Including Area Code, of
          Agent for Service)
                                      Copies to:
                               Michael H. Trotter, Esq.
                                  KILPATRICK & CODY
                  1100 Peachtree Street, Atlanta, Georgia 30309-4530
                              Telephone: (404) 815-6500

                           CALCULATION OF REGISTRATION FEE

                                                                     Proposed                Proposed
                                                                     maximum                 maximum
                                     Amount to                     offering price            aggregate        Amount of
Title of securities                  be registered                   per unit               offering price    registration fee
- ------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$.01 par value                           100,000 shares              $21.88<F1>              $2,188,000<F1>       $754.42
- ------------------------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(h) under the Securities
    Act of 1933, based on $21.88, the average of the high and low sale prices quoted on the NASDAQ National Market System on September 6, 1996.
/FN

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Prospectus dated May 23, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933.

     (2)  All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31,
1995.

     (3) The description of Common Stock contained in the Registration Statement on Form S-1, filed pursuant to the Exchange Act, Commission file number 333-2876, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Attorneys of Kilpatrick & Cody who worked on this matter beneficially own 2,567 shares of Registrant Common Stock as of September 9, 1996.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, the Registrant's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     Under Article V of the Registrant's Amended and Restated Bylaws, the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. The determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors or (c) independent legal counsel. No indemnification may be made to or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

     The Registrant has entered into indemnity agreements with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the indemnity agreements, the Registrant is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Registrant. The indemnity agreements require the Registrant (i) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Registrant's directors and officers liability insurance policy; and (iii) to advance certain expenses incurred by an Indemnified Party. The indemnity agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances.

     In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify its shareholders of such payment and all relevant details in a timely manner and in no event later than 15 months after the date of such payment.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description
- --------------                -----------
4(a)                     Amended and Restated Articles of
                         Incorporation *

4(b)                     Amended and Restated Bylaws of the
                         Registrant *

5(a) & 23(a)             Opinion and Consent of Counsel to
                         Registrant

23(b)                    Consent of Deloitte & Touche LLP

99(a)                    Suburban Lodges of America, Inc. Non-
                         Employee Directors' Stock Option and Fee
                         Plan *

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, registration number 333-2876, filed with the Commission on March 28, 1996, and amendments thereto.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 30, 1996.


                         SUBURBAN LODGES OF AMERICA, INC.



                         By:/s/ David E. Krischer
                            David E. Krischer
                            President and Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints David E. Krischer and Dan J. Berman and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 30th day of August, 1996, in the capacities and on the dates indicated.

      Signature                               Title

/s/ David E. Krischer                     Chairman of the Board, Chief
- ---------------------------               Executive Officer and President
David E. Krischer                         (PRINCIPAL EXECUTIVE OFFICER)


/s/ Dan J. Berman                         Vice President - Franchising and
- ----------------------------              Director
Dan J. Berman


/s/ Terry J. Feldman                      Vice President, Chief Financial
- ----------------------------              Officer and Treasurer (Principal
Terry J. Feldman                          Financial and Accounting Officer)





/s/ James R. Kuse                         Director
- -----------------------------
James R. Kuse


/s/ Michael McGovern                      Director
- ------------------------------
Michael McGovern


/s/ John W. Spiegel                       Director
- ------------------------------
John W. Spiegel





                                                   EXHIBIT INDEX
                                                         TO
                                        REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                             Description

5(a) & 23(a)                              Opinion and Consent of Counsel to
                                          Registrant

23(b)                                     Consent of Deloitte & Touche LLP









                                                                    - 12 -